Exhibit 4.1

WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW.

Warrant Securities Issuable:	Up to 1,150,000 shares of Warrant Securities calculated in accordance with this Warrant Certificate.

Warrant Certificate No.:	1

Issue Date:	April 25, 2025 (the “Initial Issue Date”)

FOR VALUE RECEIVED, EXAGEN INC., a Delaware corporation (the “Issuer”), hereby certifies that Perceptive Credit Holdings IV, LP, a Delaware limited partnership (the “Holder”) is entitled to purchase from the Issuer that number of Warrant Securities calculated in accordance with Section 2(a), at the per share Exercise Price (defined below), subject to the terms, conditions and adjustments set forth below in this Warrant Certificate. Certain capitalized terms used herein are defined in Section 1.

This Warrant Certificate has been issued pursuant to the terms of the Credit Agreement and Guaranty, dated as of April 25, 2025 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Issuer, as the borrower, the guarantors party thereto, and Perceptive Credit Holdings IV, LP, as administrative agent and as a lender.

Section 1. Definitions. The following terms when used herein have the following meanings:

“Acquisition” has the meaning set forth in Section 3(m)(i).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, where “Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has meanings correlative thereto.

“Aggregate Exercise Price” means, with respect to any exercise of this Warrant Certificate for Warrant Securities, an amount equal to the product of (i) the number of Warrant Securities in respect of which this Warrant Certificate is then being exercised pursuant to Section 3 multiplied by (ii) the applicable Exercise Price.

“Anticipated Sale” has the meaning set forth in Section 3(j).

“BD Tranche Exercise Price” means (i) for 50% of the BD Tranche Warrant Securities, a price per share equal to the 10-day VWAP ending on the business day immediately preceding the BD Tranche Vesting Date and (ii) for the remaining BD Tranche Warrant Securities, a price per share equal to 1.125 multiplied by the 10-day VWAP ending on the business day immediately preceding the BD Tranche Vesting Date.

“BD Tranche Vesting Date” means the date on which the Tranche D Term Loan (as defined in the Credit Agreement) is funded to the Issuer.

“BD Tranche Warrant Securities” has the meaning set forth in Section 2(b)(iv).

“Beneficial Ownership Limitation” has the meaning set forth in Section 3(j).

“Bloomberg” has the meaning set forth within the definition of VWAP.

“Blue Sky Application” has the meaning set forth in Section 6(c).

“Board” means the Board of Directors of the Issuer.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Cancellation Notice” has the meaning set forth in Section 3(o).

“Cancellation Right” has the meaning set forth in Section 3(o).

“Cash Acquisition” has the meaning set forth in Section 3(m)(ii).

“Cashless Exercise” has the meaning set forth in Section 3(b)(ii).

“Common Shares” means shares of the Issuer’s common stock.

“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Shares actually outstanding at such time, plus (b) the number of Common Shares issuable upon exercise of Options actually outstanding at such time, plus (c) the number of Common Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Issuer or any of its wholly-owned subsidiaries.

“Convertible Securities” means any debt, equity or other securities that are, directly or indirectly, convertible into or exchangeable for Warrant Securities.

“Credit Agreement” means that certain Credit Agreement and Guaranty dated as of April 25, 2025, among Exagen Inc. as borrower, the guarantors party thereto, the lenders from time to time party thereto, and Perceptive Credit Holdings IV, LP, as the administrative agent.

“Delivery Deadline” means, (x) at any time that the Issuer’s equity securities are not being traded on a Trading Market, five (5) Business Days after the Exercise Date in respect of such exercise, and (y) at any time that the Issuer’s equity securities are traded on a Trading Market, two (2) Business Days after the Exercise Date in respect of such exercise.

“Delivery Failure” means the failure by the Issuer, for any reason, to deliver Warrant Securities to the Holder or its designee on or prior to the Delivery Deadline.

“DTC” means the Depository Trust Company.

“DWAC” has the meaning set forth in Section 3(i).

“Effectiveness Deadline” has the meaning set forth in Section 6(a)(i).

“Effectiveness Period” has the meaning set forth in Section 6(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” means any issuance or sale (or deemed issuance or sale in accordance with Section 4(g)) by the Issuer after the Initial Issue Date of: (a) Common Shares issued upon the exercise of this Warrant Certificate; (b) Common Shares (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends, and recapitalizations) issued directly, upon the vesting of equity awards or upon the exercise of Options to directors, officers, employees, or consultants of the Issuer in connection with their service as directors of the Issuer, their employment by the Issuer, or their retention as consultants by the Issuer, in each case authorized by the Board and issued pursuant to equity incentive plans or stock purchase plans of the Issuer approved by the Board or a committee thereof (including all such Common Shares and Options outstanding prior to the Initial Issue Date); (c) Options, Convertible Securities or equity awards issued to directors, officers, employees, or consultants of the Issuer in connection with their service as directors of the Issuer, their employment by the Issuer, or their retention as consultants by the Issuer, in each case authorized by the Board and issued pursuant to equity incentive plans or stock purchase plans of the Issuer approved by the Board or a committee thereof (including all such Convertible Securities, Options and equity awards outstanding prior to the Initial Issue Date) (d) Common Shares issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or Convertible Securities issued prior to the Initial Issue Date, provided that such securities are not amended after the date hereof to increase the number of Common Shares issuable thereunder or to lower the exercise or conversion price thereof except as may occur in connection with events such as those described in Section 4(b) herein and similar events; (e) Common Shares, Options, or Convertible Securities issued (i) to Persons in connection with a joint venture, strategic alliance, or other commercial relationship with such Person (including Persons that are customers, suppliers, and strategic partners of the Issuer) relating to the operation of the Issuer’s business and not for the primary purpose of raising equity capital, (ii) in connection with a transaction in which the Issuer, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders as equity kickers in connection with debt financings of the Issuer, in each case where such transactions have been approved by the Board; (f) Common Shares in an offering for cash for the account of the Issuer that is underwritten on a best efforts or firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act; (g) Common Shares issued pursuant to an at-the-market sales arrangement, including issuances pursuant to that certain Sales Agreement, dated November 17, 2023, by and between the Issuer and TD Securities (USA) LLC, or pursuant to an equity line of credit arrangement or (h) Common Shares, Options, or Convertible Securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Issuer obtains the use of such office space or equipment for its business.

“Exercise Certificate” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant Certificate, whether in whole or in part, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Eastern time, on a Trading Day, including, without limitation, the receipt by the Issuer of the Exercise Certificate and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2(c).

“Exercise Price” means, as applicable, the Initial Tranche Exercise Price, the Second Tranche Exercise Price, the Third Tranche Exercise Price or the BD Tranche Exercise Price.

“Fair Market Value” means, as of any particular Trading Day, the VWAP of such equity securities for such day. If the Issuer’s equity securities are not listed, quoted or otherwise available for trading, the “Fair Market Value” of the applicable class of equity securities shall be the fair market value, per share, of such equity securities as determined jointly by the Issuer and the Holder.

“Filing Deadline” has the meaning set forth in Section 6(a)(i).

“Fund Administration Event” has the meaning set forth in Section 3(o).

“Fundamental Change” means any event or circumstance that constitutes or results in (i) an Acquisition or (ii) the Liquidation of the Issuer.

“Holder” has the meaning set forth in the preamble.

“Initial Issue Date” has the meaning set forth in the preamble.

“Initial Tranche Exercise Price” means (i) for 50% of the Initial Warrant Securities, a price per share equal to $4.96 and (ii) for the remaining Initial Warrant Securities, a price per share equal to $5.58.

“Initial Warrant Securities” has the meaning set forth in Section 2(b)(i).

“Issue Date” means the Initial Issue Date or the applicable date that Second Tranche Warrant Securities, Third Tranche Warrant Securities or BD Tranche Warrant Securities are issued pursuant to Section 2(a), as applicable.

“Issuer” has the meaning set forth in the preamble and, for the avoidance of doubt, includes any corporation or other entity into which the Issuer may convert, amalgamate or merge following the date hereof.

“Liquidation” means the liquidation, dissolution or winding up of the Issuer, whether voluntary or involuntary.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Options” means any warrants or other rights or options to subscribe for or purchase Warrant Securities or Convertible Securities.

“OTC Bulletin Board” means the National Association of Securities Dealers, Inc. OTC Bulletin Board.

“Perceptive Fund” means Perceptive Credit Holdings IV, LP and any Affiliate of Perceptive Credit Holdings IV, LP.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, exempted company, exempted limited partnership, joint venture, trust, incorporated organization or government or department or agency thereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Purchase Rights” has the meaning set forth in Section 5.

“Registrable Securities” means (a) any Common Shares, Options or Convertible Securities held by Holder or issuable upon conversion, exercise or exchange of any securities held by Holder as of the Initial Issue Date (including all Warrant Securities issued or issuable upon exercise of this Warrant), and (b) any Common Shares issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Warrant Certificate, Holder shall be deemed to be a holder of Registrable Securities whenever Holder has the right to then acquire or obtain from the Issuer any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act (“Rule 144”) are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Issuer which covers any of the Registrable Securities pursuant to the provisions of this Warrant Certificate, including the Prospectus, amendments and supplements to or replacements of such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Resale Registration Statement” has the meaning set forth in Section 6(a)(i).

“Rule 144” has the meaning set forth within the definition of Registrable Securities.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Tranche Exercise Price” means (i) for 50% of the Second Tranche Warrant Securities, a price per share equal to the 10-day VWAP ending on the business day immediately preceding the Second Tranche Vesting Date and (ii) for the remaining Second Tranche Warrant Securities, a price per share equal to 1.125 multiplied by the 10-day VWAP ending on the business day immediately preceding the Second Tranche Vesting Date.

“Second Tranche Vesting Date” means the date on which the Tranche B Term Loan (as defined in the Credit Agreement) is funded to the Issuer.

“Second Tranche Warrant Securities” has the meaning set forth in Section 2(b)(ii).

“Securities Act” means the Securities Act of 1933, as amended.

“Third Tranche Exercise Price” means (i) for 50% of the Third Tranche Warrant Securities, a price per share equal to the 10-day VWAP ending on the business day immediately preceding the Third Tranche Vesting Date and (ii) for the remaining Third Tranche Warrant Securities, a price per share equal to 1.125 multiplied by the 10-day VWAP ending on the business day immediately preceding the Third Tranche Vesting Date.

“Third Tranche Warrant Securities” has the meaning set forth in Section 2(b)(iii).

“Third Tranche Vesting Date” means the date on which the Tranche C Term Loan (as defined in the Credit Agreement) is funded to the Issuer.

“Trading Day” means, (x) at any time that the Issuer’s equity securities are not being traded on a Trading Market, a Business Day, and (y) at any time that the Issuer’s equity securities are traded on a Trading Market, a day on which the applicable Trading Market is open for trading.

“Trading Market” means Nasdaq or, if the Issuer’s equity securities are not listed on Nasdaq, such other principal U.S. or foreign exchange or market (including the OTC Bulletin Board) on which the Issuer’s equity securities are quoted or available for trading.

“Transfer Agent” means Computershare Trust Company, National Association or any successor transfer agent of the Issuer.

“Unlegended Securities” has the meaning set forth in Section 12(a)(iii).

“Unrestricted Conditions” has the meaning set forth in Section 12(a)(ii).

“VWAP” means, for any security as of any day or period of days (as the case may be), the volume weighted average sale price on the Trading Market as reported by, or based upon data reported by Bloomberg Financial Markets or an equivalent, reliable reporting service reasonably acceptable to the Holder and the Issuer (collectively, “Bloomberg”) or, if no volume weighted average sale price is reported for such security by Bloomberg, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc.

“Warrant” or “Warrant Certificate” means this Warrant Certificate and all subsequent warrant certificates issued upon division, combination or transfer of, or in substitution for, this Warrant Certificate.

“Warrant Register” has the meaning set forth in Section 7.

“Warrant Securities” means the Common Shares or other equity securities or equivalent interests of the Issuer then purchasable upon the exercise of this Warrant Certificate.

Section 2. Number of Warrant Securities; Term of Warrant Certificate.

(a) Number of Warrant Securities. The maximum number of Warrant Securities purchasable by the Holder pursuant to this Warrant Certificate shall be 1,150,000 Common Shares.

(b) Vesting. The Warrant Securities that are subject to this Warrant Certificate shall vest and become exercisable in accordance with the following terms:

(i) On the Initial Issue Date, this Warrant Certificate shall be exercisable for 400,000 Warrant Securities (such Warrant Securities, the “Initial Warrant Securities”).

(ii) On the Second Tranche Vesting Date, this Warrant Certificate shall be exercisable for 150,000 additional Warrant Securities (such Warrant Securities, the “Second Tranche Warrant Securities”).

(iii) On the Third Tranche Vesting Date, this Warrant Certificate shall be exercisable for 150,000 additional Warrant Securities (such Warrant Securities, the “Third Tranche Warrant Securities”).

(iv) On the BD Tranche Vesting Date, this Warrant Certificate shall be exercisable for 450,000 additional Warrant Securities (such Warrant Securities, the “BD Tranche Warrant Securities”).

The Holder shall be entitled to exercise this Warrant Certificate to purchase all or any portion of the Warrant Securities that are vested and issuable hereunder pursuant to the terms of Section 2(a), and all references herein to the term “Warrant Securities” shall include the Initial Warrant Securities, the Second Tranche Warrant Securities (if any), the Third Tranche Warrant Securities (if any), and the BD Tranche Warrant Securities (if any), calculated as of the relevant date of determination. As promptly as reasonably practicable following the receipt by the Issuer of a written request by the Holder, but in any event not later than five Business Days thereafter, the Issuer shall furnish to the Holder a certificate executed by any duly authorized officer of the Issuer certifying the number of Warrant Securities for which this Warrant Certificate is then exercisable, or the amount, if any, of other securities or assets then issuable upon exercise of this Warrant Certificate.

(c) Exercise Period. Subject to the terms and conditions hereof, at any time or from time to time on or after the applicable Issue Date and prior to 5:00 p.m., Eastern time, on the tenth anniversary of such date or, if such day is not a Trading Day, on the next preceding Trading Day (the “Exercise Period”), the Holder of this Warrant Certificate may exercise this Warrant Certificate for all or any part of the Warrant Securities purchasable hereunder (subject to adjustment as provided herein); provided that, the Exercise Period with respect to the Initial Warrant Securities shall expire on April 25, 2035.

Section 3. Exercise of Warrant Certificate.

(a) Exercise Procedure. This Warrant Certificate may be exercised from time to time on any Trading Day during the Exercise Period, for all or any part of the vested and unexercised Warrant Securities, upon:

(i) delivery to the Issuer at its registered office of an Exercise Certificate in the form attached hereto as Exhibit A (each, an “Exercise Certificate”), duly completed (including specifying the number of Warrant Securities to be purchased) and executed;

(ii) payment to the Issuer of the Aggregate Exercise Price in accordance with Section 3(b); and

(iii) delivery to the Issuer of any other documentation required by the Transfer Agent in connection with exercise of this Warrant Certificate or the issuance of the applicable Warrant Securities.

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Certificate, by any of the following methods:

(i) by delivery to the Issuer of a certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to an account designated in writing by the Issuer, in the amount of such Aggregate Exercise Price; or

(ii) in lieu of payment of the Aggregate Exercise Price in the manner as specified in Section 3(b)(i), but otherwise in accordance with the requirements of Section 3, the Holder may elect to surrender in payment of the Aggregate Exercise Price for the Warrant Securities then issuable upon exercise of this Warrant Certificate a number of Warrant Securities equal in value to the Aggregate Exercise Price of the Warrant Securities being purchased (such surrender and payment a “Cashless Exercise”), in which case, the Issuer shall instruct the Transfer Agent to issue to the Holder such number of Warrant Securities in book entry form and Holder shall irrevocably surrender for no value the number of Warrant Securities subject to this Warrant Certificate as are computed using the following formula:

X = Y[(A-B)/A]

where:

X = the number of Warrant Securities to be issued to the Holder;

Y = the number of Warrant Securities with respect to which this Warrant Certificate is being exercised (inclusive of the Warrant Securities subject to this Warrant Certificate surrendered to the Issuer in payment of the Aggregate Exercise Price);

A = Fair Market Value per Warrant Security as of the Exercise Date;

B = the Exercise Price; and

Y-X = the number of Warrant Securities subject to this Warrant Certificate to be irrevocably surrendered for no value by the Holder in exchange for X number of Warrant Securities.

For purposes of Rule 144, to the extent permitted by applicable law, it is acknowledged and agreed that (i) the Warrant Securities issuable upon any exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have been acquired on the applicable Issue Date, and (ii) the holding period for any Warrant Securities issuable upon the exercise of this Warrant Certificate in any Cashless Exercise transaction shall be deemed to have commenced on the applicable Issue Date; provided that the Issuer makes no representation or warranty regarding the commencement of the holding period of any Warrant Securities or the availability of Rule 144 (or any equivalent rule).

(c) Delivery of Warrant Securities.

(i) Following any Exercise Date, the Issuer shall, on or before the applicable Delivery Deadline, issue and deliver (or cause its Transfer Agent to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of Warrant Securities for the portion of this Warrant Certificate so exercised on such Exercise Date in book entry form, and shall register (or cause its Transfer Agent to register) such securities in the register of shareholders of the Issuer in the name of the Holder or, subject to compliance with Section 8, in such other Person’s name as shall be designated in the Exercise Certificate. If requested in writing by the Holder, the Issuer shall deliver to the Holder evidence of the issuance of the Warrant Securities purchased in connection with such exercise in a form and substance reasonably acceptable to the Holder. This Warrant Certificate shall be deemed to have been exercised and the Warrant Securities shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Securities for all purposes, as of the applicable Issue Date.

(ii) If, at the time of exercise, the Issuer has a Transfer Agent, then upon the exercise this Warrant Certificate in whole or in part, the Issuer shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Transfer Agent shall issue Warrant Securities in the name of the Holder (or its nominee) or such other Persons as designated by the Holder (in compliance with Section 8) and in such denominations to be specified in the applicable Exercise Certificate. The Issuer represents and warrants that no instructions contrary to the foregoing instructions will be given to the Transfer Agent and that, if the Unrestricted Conditions are met, the Warrant Securities will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Warrant Securities.

(iii) In addition to any other remedies which may be available to the Holder, in the event of any Delivery Failure relating to the issuance of Warrant Securities upon exercise of this Warrant Certificate, the Holder will be entitled to revoke all or part of the relevant Exercise Certificate by delivery of a notice to such effect to the Issuer whereupon the Issuer and the Holder shall each be restored to their respective positions immediately prior to the delivery of such Exercise Certificate.

(d) Fractional Warrant Securities. No fractional Warrant Securities or scrip representing fractional Warrant Securities shall be issued upon the exercise of this Warrant Certificate. As to any fraction of a Warrant Security which the Holder would otherwise be entitled to upon exercise of this Warrant Certificate, the Issuer shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fair Market Value of such Warrant Security or round up to the next whole share.

(e) Surrender of this Warrant Certificate; Delivery of New Warrant Certificate.

(i) Subject to Section 3(e)(ii), the Holder shall not be required to physically surrender this Warrant Certificate to the Issuer until the Holder has purchased (or acquired or surrendered pursuant to a Cashless Exercise) all of the Warrant Securities available hereunder and this Warrant Certificate has been exercised in full, in which case, the Holder shall, at the written request of the Issuer, surrender this Warrant Certificate to the Issuer for cancellation within three (3) Business Days after the date the final Exercise Certificate is delivered to the Issuer. Partial exercises of this Warrant Certificate resulting in purchases (or acquisition pursuant to a Cashless Exercise) of a portion of the total number of Warrant Securities available hereunder shall have the effect of lowering the outstanding number of Warrant Securities purchasable hereunder in an amount equal to the applicable number of Warrant Securities purchased (or acquired or surrendered pursuant to a Cashless Exercise). The Holder and the Issuer shall maintain (or cause to be maintained, including through a Transfer Agent) records showing the number of Warrant Securities purchased, otherwise acquired or surrendered and the date of such purchases, other acquisitions or surrenders. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this Section 3(e), following the purchase (or acquisition or surrender pursuant to a Cashless Exercise) of a portion of the Warrant Securities hereunder, the number of Warrant Securities available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(ii) Notwithstanding the foregoing, the Holder may request that the Issuer (and the Issuer shall), following Holder’s surrender of this Warrant Certificate to the Issuer, deliver to the Holder a new Warrant Certificate evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Securities called for by this Warrant Certificate. Unless otherwise agreed upon by the Holder in its sole discretion, such new Warrant Certificate shall in all other respects be identical to this Warrant Certificate.

(f) Valid Issuance of Warrant Certificate and Warrant Securities; Payment of Taxes; Covenants. The Issuer hereby represents, covenants and agrees as of the date hereof, and as of each subsequent Issue Date:

(i) The transactions contemplated by this Warrant Certificate are within the Issuer’s organizational powers and have been duly authorized by all necessary corporate action of the Issuer and, if required, by all necessary shareholder action. This Warrant Certificate has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) This Warrant Certificate is, and any Warrant Certificate issued in substitution for or replacement of this Warrant Certificate delivered in accordance with Section 3(e)(ii) shall be, upon issuance, duly authorized and validly issued.

(iii) All Warrant Securities issuable upon the exercise of this Warrant Certificate (or any substitute or replacement Warrant Certificate delivered in accordance with Section 3(e)(ii)) pursuant to the terms hereof shall be, upon issuance, and the Issuer shall take all such actions as may be necessary or appropriate in order that such Warrant Securities are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Issuer and free and clear of all liens, except for restrictions on transfer provided for herein or in any lock-up agreement to which the Holder is a party, or under applicable federal and state securities laws.

(iv) The Issuer shall take all such actions as may be necessary to ensure that all such Warrant Securities are issued without violation by the Issuer of any applicable law or governmental regulation, or any requirements of any Trading Market upon which Common Shares, or other securities constituting Warrant Securities may be listed at the time of such exercise (except for official notice of issuance which shall be promptly delivered by the Issuer upon each such issuance).

(v) Each of the Issuer, on the one hand, and the Holder, on the other, shall bear all of their and their respective Affiliates’ taxes that may be imposed with respect to the issuance or delivery of Warrant Securities upon exercise of this Warrant Certificate.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant Certificate is to be made in connection with a Fundamental Change, such exercise may, at the election of the Holder, be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Warrant Securities. During the Exercise Period the Issuer shall at all times reserve and keep available out of its authorized but unissued Common Shares or other securities or equivalent interests constituting Warrant Securities, solely for the purpose of issuance upon the exercise of this Warrant Certificate, the maximum number of Warrant Securities issuable upon the exercise of this Warrant Certificate. The Issuer shall take all such actions as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant Certificate without the need for the passing of any further resolutions of its shareholders or obtaining any further consents from any party.

(i) Delivery of Electronic Securities. To the extent the Unrestricted Conditions are satisfied with respect to the Warrant Securities to be issued to the Holder upon the exercise of this Warrant Certificate and Holder has supplied the requisite information to Issuer for delivery to its prime broker, the Issuer shall use its commercially reasonable best efforts to cause the Transfer Agent to electronically transmit such Warrant Securities to the Holder by crediting the account of the Holder’s prime broker with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein.

(j) Make Whole. In addition to any other rights available to the Holder, if, as a result of a Delivery Failure in respect of Warrant Securities, the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Warrant Securities to deliver in satisfaction of a sale anticipated to be made by the Holder of all or portion of such Warrant Securities which are the subject of such Delivery Failure (an “Anticipated Sale”), then the Issuer shall (i) pay to the Holder, in cash, an amount equal to the reasonable and documented out-of-pocket costs and expenses incurred by Holder in covering the trade (including reasonable and documented brokerage fees, if any), and (ii) at the option of the Holder, either reinstate the portion of this Warrant Certificate and equivalent number of Warrant Securities in respect of which such Delivery Failure occurred, or deliver to the Holder the number of Warrant Securities that would have been issued had the Issuer timely complied with its obligations hereunder to issue such Warrant Securities upon such exercise. For the avoidance of doubt, this Section 3(j) is intended as a “make whole” and shall not be interpreted in any manner that would result in the Holder being in a better economic position following application of the provisions of this Section 3(j) than if there had not been a Delivery Failure. Holder shall provide the Issuer written notice indicating the amounts payable to the Holder, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to any Delivery Failure.

(k) Dispute Resolution. In the case of any dispute as to the determination of Fair Market Value, the arithmetic calculation of the Exercise Price or any other computation required to be made hereunder, in the event the Holder and the Issuer, negotiating in good faith, are unable to settle such dispute within five (5) Business Days (or such longer period as the parties may agree), then either party may elect to submit the disputed matter(s) for resolution by an independent accountant, appraiser or investment bank (with relevant experience) acceptable to the other party. Such independent party’s determination of such disputed matter(s) shall be binding upon all parties absent demonstrable error, and the Issuer and the Holder shall each pay one half of the fees and costs of such independent party.

(l) Automatic Exercise at Expiration or Liquidation. If a Liquidation occurs with respect to the Issuer at any time prior to the expiration of any applicable Exercise Period and there remain any vested Warrant Securities subject to this Warrant Certificate, or if immediately prior to the expiration of any applicable Exercise Period there remain any vested Warrant Securities subject to this Warrant Certificate, this Warrant Certificate shall be deemed to be automatically exercised in full in accordance with the Cashless Exercise provisions set forth herein for the full number of remaining vested Warrant Securities, without the requirement for the delivery of an Exercise Certificate, and if the automatic exercise is in connection with a Liquidation, the Holder shall receive its pro rata share of the proceeds from such Liquidation as if the vested Warrant Securities were outstanding immediately prior to the Liquidation (subject to set-off against the Aggregate Exercise Price); provided that, unless the giving of notice is not practicable due to the circumstances of the Liquidation, the Issuer shall give the Holder notice of any pending Liquidation as soon as practicable but in any event not less than 10 Business Days prior to the anticipated consummation of the Liquidation and if the Holder does not wish to automatically have this Warrant Certificate exercised, the Holder may opt out of such automatic exercise by written notice to the Issuer in advance of the consummation of the Liquidation.

(m) Treatment of Warrant Certificate Upon Acquisition of Issuer.

(i) For the purpose of this Warrant Certificate, “Acquisition” means any transaction or series of related transactions involving: (w) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Issuer to one or more third parties not Controlled by the Issuer; (x) any amalgamation, merger or consolidation of the Issuer into or with another Person or entity (other than an amalgamation, merger or consolidation effected exclusively to change the Issuer’s domicile), or any other reorganization, in which the shareholders of the Issuer immediately prior to such amalgamation, merger, consolidation or reorganization, own less than a majority of the Issuer’s (or the amalgamated company, surviving or successor entity’s) outstanding voting power immediately after such amalgamation, merger, consolidation or reorganization; and (y) any sale or other transfer by the shareholders of the Issuer to one or more Persons or group of Persons not Controlled by the Issuer of equity securities or equivalent interests representing a majority of the Issuer’s then-total outstanding combined voting power.

(ii) In the event of an Acquisition in which the consideration to be received by the Issuer’s shareholders consists solely of cash (a “Cash Acquisition”), either (x) Holder shall exercise this Warrant Certificate pursuant to Section 3 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Cash Acquisition or (y) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Cash Acquisition.

(iii) The Issuer shall provide Holder with written notice of its request relating to the Cash Acquisition (together with such information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash Acquisition giving rise to such notice), which is to be delivered to Holder not less than 10 days prior to the closing of the proposed Cash Acquisition unless the giving of such notice is not legally permissible in connection with such Cash Acquisition. Notwithstanding the foregoing, if, immediately prior to the Cash Acquisition, the Fair Market Value of one Warrant Security would be greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant a Cashless Exercise with respect to all Warrant Securities for which it shall not previously have been exercised, and the Issuer shall promptly notify the Holder of the number of Common Shares (or such other securities) issued upon such exercise to the Holder.

(iv) Upon the closing of any Acquisition other than a Cash Acquisition, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Warrant Securities issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Securities were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(n) Holder’s Exercise Limitations. The Issuer shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Certificate, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Share equivalents beneficially owned by the Holder and its Affiliates shall include the number of Common Share equivalents issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Share equivalents which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates, and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer (including, without limitation, any other Common Share equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(n), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Issuer is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(n) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Certificate shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(n), in determining the number of outstanding Common Shares, Holder may rely on the number of outstanding Common Shares as reflected in the most recent public announcement by the Issuer. Upon the written request of a Holder, the Issuer shall within five (5) Business Days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Common Shares and Common Share equivalents outstanding immediately after giving effect to the applicable issuance of Warrant Securities issuable upon exercise of this Warrant if at the time of exercise the Issuer is a “reporting issuer” under the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(n) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(o) Holder Cancellation Right. Notwithstanding the other rights granted to Holder herein, so long as the Holder of this Warrant Certificate is a Perceptive Fund, then following a Fund Administration Event (as defined below), the Holder shall have the right (the “Cancellation Right”), without the consent of the Issuer or any other Person, to irrevocably cancel and render void this Warrant Certificate. The Holder may exercise its Cancellation Right by written notice to the Issuer (the “Cancellation Notice”), which notice shall specify the circumstances of the Fund Administration Event. The cancellation contemplated by this Section 3(o) shall be effective as of the date specified in the Cancellation Notice and the Holder shall remain liable for all obligations and liabilities as Holder of this Warrant Certificate through such effective date specified in the Cancellation Notice. As used in this Section 3(o), “Fund Administration Event” means that the Holder has entered its wind down phase and the Holder has reasonably determined in good faith that the value of this Warrant Certificate is de minimis. For the avoidance of doubt, if a Perceptive Fund is no longer the Holder of this Warrant Certificate, the rights under this Section 3(o) shall automatically terminate.

Section 4. Adjustments. In order to prevent dilution of the rights granted under this Warrant Certificate, the number of Warrant Securities issuable upon exercise of this Warrant Certificate shall be subject to adjustment from time to time as provided in this Section 4.

(a) Other Dividends and Distributions. If the Issuer shall, at any time or from time to time after the Issue Date, make or declare, or fix a record date for the determination of holders of equity securities or equivalent interests entitled to receive, a dividend or any other distribution payable in cash, securities or interests of the Issuer (other than a dividend or distribution of Common Shares, Options or Convertible Securities in respect of outstanding equity securities or equivalent interests of the Issuer) or other property, then, and in each such event, the Issuer shall ensure that provisions are made so that the Holder shall receive upon exercise of the vested portion of this Warrant Certificate, in addition to the number of Warrant Securities receivable thereupon, the kind and amount of cash, securities or interests of the Issuer or other property which the Holder would have been entitled to receive had the vested portion of this Warrant Certificate been exercised in full into Warrant Securities on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such cash, securities, interests or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder.

(b) Adjustment to Number of Warrant Securities Upon Dividend, Subdivision or Combination of Common Shares. If the Issuer shall, at any time or from time to time after the Issue Date, (i) pay a bonus issue, dividend or make any other distribution upon the Common Shares (or other shares of the Issuer’s share capital into which this Warrant is then exercisable) payable in Common Shares (or other shares of the Issuer’s share capital into which this Warrant is then exercisable) or in Options or Convertible Securities, or (ii) subdivide (by any equity split or equivalent interest split, recapitalization or otherwise) its outstanding Common Shares (or other shares of the Issuer’s share capital into which this Warrant is then exercisable) into a greater number of shares, the number of Warrant Securities issuable upon exercise of this Warrant Certificate immediately prior to any such bonus issue, dividend, distribution or subdivision shall be proportionately increased and the Exercise Price applicable to each such Warrant Security shall be proportionately decreased. If the Issuer at any time combines (by combination, consolidation, reverse equity split or otherwise) its outstanding Common Shares (or other shares of the Issuer’s share capital into which this Warrant is then exercisable) into a smaller number of shares, the number of Warrant Securities issuable upon exercise of this Warrant Certificate immediately prior to such combination shall be proportionately decreased and the Exercise Price applicable to each such Warrant Security shall be proportionately increased. Any adjustment under this Section 4(b) shall become automatically effective upon the effectiveness of such bonus issue, dividend, subdivision, consolidation or combination.

(c) Adjustment to Number of Warrant Securities Upon Reorganization, Reclassification, Consolidation, Amalgamations or Merger.

(i) Unless the Holder otherwise consents (in its sole discretion), the event of any (A) capital reorganization of the Issuer, (B) reclassification of the equity securities or equivalent interests of the Issuer (other than as a result of a bonus issue, dividend or subdivision, split-up, consolidation or combination of equity securities or equivalent interests already covered by this Section 4), (C) Fundamental Change or (D) other similar transaction (other than a Cash Acquisition covered by Section 3(m) (Treatment of Warrant Upon an Acquisition), or an event covered by Section 4(b) (Adjustment Upon Dividend, Subdivision, or Combination of Common Shares)), including a Liquidation or an acquisition, amalgamation, merger, or other transaction in which the Warrant Certificate is not exercised, in each case which entitles the holders of Common Shares (or other shares of the Issuer’s share capital into which this Warrant is then exercisable) to receive (either directly or upon subsequent liquidation) securities, interests or assets with respect to or in exchange for Common Shares (or other shares of the Issuer’s share capital into which this Warrant is then exercisable):

(1) this Warrant Certificate shall, immediately after such reorganization, reclassification, consolidation, amalgamation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Securities then exercisable under this Warrant Certificate, be exercisable for the kind and number of equity securities or equivalent interest or other assets of the Issuer or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, amalgamation, merger, sale or similar transaction if the Holder had exercised this Warrant Certificate in full immediately prior to the time of such reorganization, reclassification, consolidation, amalgamation, merger, sale or similar transaction and acquired the applicable number of Warrant Securities then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant Certificate); and

(2) appropriate adjustment (in form and substance reasonably satisfactory to the Holder and Issuer) shall be made with respect to the Holder’s rights under this Warrant Certificate to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant Certificate in relation to any securities or assets thereafter acquirable upon exercise of this Warrant Certificate.

The provisions of this Section 4(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, amalgamations, mergers, sales or similar transactions.

(ii) Notwithstanding anything to the contrary contained herein, with respect to any event or other transaction contemplated by this Section 4(c), the Holder shall have the right to elect, upon written notice delivered to the Issuer prior to the consummation of such event or transaction, to exercise its rights under Section 2 instead of giving effect to Section 4(c)(i).

(d) Adjustment to Exercise Price Upon Issuance of Common Shares. Except as provided in Section 4(f) and except in the case of an event described in Section 4(h), if the Issuer shall, at any time or from time to time after the Initial Issue Date, issue or sell, or in accordance with Section 4(g) is deemed to have issued or sold, any Common Shares without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the quotient obtained by dividing:

(i) the sum of (A) the product obtained by multiplying the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by the Exercise Price then in effect plus (B) the aggregate consideration, if any, received by the Issuer upon such issuance or sale (or deemed issuance or sale); by

(ii) the sum of (A) the Common Stock Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (B) the aggregate number of Common Shares issued or sold (or deemed issued or sold) by the Issuer in such issuance or sale (or deemed issuance or sale).

(e) RESERVED.

(f) Exceptions To Adjustment Upon Issuance of Common Shares. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price with respect to any Excluded Issuance.

(g) Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 4(d) hereof, the following shall be applicable:

(i) Issuance of Options. If the Issuer shall, at any time or from time to time after the Initial Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(g)(v)) for which Common Shares are issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting or sale of such Options (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price under Section 4(d)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(d)) of (x) the total amount, if any, received or receivable by the Issuer as consideration for the granting or sale of all such Options, plus (y) the minimum aggregate amount of additional consideration payable to the Issuer upon the exercise of all such Options, plus (z) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Common Shares issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options. Except as otherwise provided in Section 4(g)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Shares or of Convertible Securities upon exercise of such Options or upon the actual issuance of Common Shares upon conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) Issuance of Convertible Securities. If the Issuer shall, at any time or from time to time after the Initial Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this paragraph and in Section 4(g)(v)) for which Common Shares are issuable upon the conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of Common Shares issuable upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 4(d)), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 4(d)) of (x) the total amount, if any, received or receivable by the Issuer as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4(g)(iii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Shares upon conversion or exchange of such Convertible Securities or the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 4(g).

(iii) Change in Terms of Options or Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Issuer as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4(g)(i) or Section 4(g)(ii) hereof, (B) the minimum aggregate amount of additional consideration, if any, payable to the Issuer upon the exercise of any Options or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4(g)(i) or Section 4(g)(ii) hereof, (C) the rate at which Convertible Securities referred to in Section 4(g)(i) or Section 4(g)(ii) hereof are convertible into or exchangeable for Common Shares, or (D) the maximum number of Common Shares issuable in connection with any Options referred to in Section 4(g)(i) hereof or any Convertible Securities referred to in Section 4(g)(ii) hereof (in each case, other than in connection with an Excluded Issuance), then (whether or not the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 4) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities still outstanding provided for such changed consideration, conversion rate, or maximum number of shares, as the case may be, at the time initially granted, issued, or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced.

(iv) Treatment of Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4 (including upon the redemption or purchase for consideration of all or any portion of such Option or Convertible Security by the Issuer), the Exercise Price then in effect hereunder shall forthwith be changed pursuant to the provisions of this Section 4 to the Exercise Price which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(v) Calculation of Consideration Received. If the Issuer shall, at any time or from time to time after the Initial Issue Date, issue or sell, or is deemed to have issued or sold in accordance with Section 4(g), any Common Shares, Options, or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount received by the Issuer therefor; (B) for consideration other than cash, the amount of the consideration other than cash received by the Issuer shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Issuer shall be the market price (as reflected on any securities exchange, quotation system or association, or similar pricing system covering such security) for such securities as of the end of business on the date of receipt of such securities; (C) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Issuer, together comprising one integrated transaction, the amount of the consideration therefor shall be deemed to be the fair value of such portion of the aggregate consideration received by the Issuer in such transaction as is attributable to such Common Shares, Options, or Convertible Securities, as the case may be, issued in such transaction; or (D) to the owners of the non-surviving entity in connection with any merger in which the Issuer is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options, or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities shall be determined in good faith jointly by the Board and the Holder.

(vi) Record Date. For purposes of any adjustment to the Exercise Price or the number of Warrant Securities in accordance with this Section 4, in case the Issuer shall take a record of the holders of its Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options, or Convertible Securities or (B) to subscribe for or purchase Common Shares, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vii) Treasury Shares. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Issuer or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Issuer and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Shares for the purpose of this Section 4.

(h) Certain Events. Upon the occurrence of any event of the type contemplated by the provisions of this Section 4 but not expressly provided for herein, the Issuer shall make an appropriate adjustment in the number of Warrant Securities issuable upon exercise of this Warrant

Certificate and the Exercise Price applicable thereto so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4.

(i) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the number of Warrant Securities issuable upon exercise of this Warrant Certificate, but in any event not later than five Business Days thereafter, the Issuer shall furnish to the Holder a certificate of an executive officer of the Issuer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Issuer of a written request by the Holder, but in any event not later than five Business Days thereafter, the Issuer shall furnish to the Holder a certificate of an executive officer of the Issuer certifying the number of Warrant Securities for which this Warrant Certificate is exercisable, or the amount, if any, of other securities, interests or assets then issuable upon exercise of this Warrant Certificate.

(j) Notices. In the event that the Issuer shall take a record of the holders of its Common Shares (or other securities or interests at the time issuable upon exercise of this Warrant Certificate):

(i) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any securities or interests, or to receive any other security; or

(ii) approving or enabling any reorganization or restructuring of the Issuer, any reclassification of the Common Shares or any Fundamental Change;

then, and in each such case, the Issuer shall, to the extent legally permissible and reasonably practicable, send or cause to be sent to the Holder at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such Fundamental Change is proposed to take place, and the date, if any is to be fixed, as of which the books of the Issuer shall close or a record shall be taken with respect to which the holders of record of Common Shares (or such other securities or interests at the time issuable upon exercise of this Warrant Certificate) shall be entitled to exchange their Common Shares (or such other securities or interests) for securities, interests or other property deliverable upon such Fundamental Change, and the amount per equity security or equivalent interest and character of such exchange applicable to this Warrant Certificate and the Warrant Securities.

Section 5. Purchase Rights. In addition to any adjustments pursuant to Section 4, if at any time during an applicable Exercise Period the Issuer grants the right to purchase, or otherwise issues or sells any Common Shares, Options, Convertible Securities or rights to purchase securities, interests or other property pro rata to the record holders of Common Shares (the “Purchase Rights”), then the Holder shall be entitled (but not required) to acquire, upon the same terms applicable to the record holders of Common Shares, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Securities acquirable upon complete exercise of this Warrant Certificate immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Section 6. Registration Rights.

(a) Registration.

(i) The Issuer shall prepare and file or cause to be prepared and filed with the SEC, no later than sixty (60) days of the Initial Issue Date (the “Filing Deadline”), a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holder of all Registrable Securities held by the Holder (the “Resale Registration Statement”). The Resale Registration Statement shall be on Form S-3 or, if the use of Form S-3 is not then available to the Issuer, on Form S-1 or such other appropriate form permitting registration of such Registrable Securities for resale by the Holder. The Issuer shall use reasonable best efforts to cause the Resale Registration Statement to be declared effective as soon as possible after filing, but in no event shall the Resale Registration Statement be declared effective later than the earlier of (i) sixty (60) days following the Filing Deadline or (ii) ten (10) Business Days after the SEC notifies the Issuer that it will not review the Resale Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended by no more than ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC. Once effective, the Issuer shall keep the Resale Registration Statement continuously effective and supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another registration statement is available, under the Securities Act at all times until such date as all Registrable Securities covered by the Resale Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been requested to be withdrawn from registration by the Holder (the “Effectiveness Period”). The Resale Registration Statement shall contain a prospectus in such form as to permit the Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Holder.

(ii) The Issuer shall notify the Holder in writing of the effectiveness of the Resale Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Registration Statement becomes effective, and shall furnish to Holder, without charge, such number of copies of the Resale Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Registration Statement or such other documents as the Holder may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Registration Statement.

(iii) Subject to the provisions of Section 6(a)(i) above, the Issuer shall promptly prepare and file with the SEC from time to time such amendments and supplements to (or replacements of) the Resale Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement (or replacements thereof) effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Registration Statement filed pursuant to Section 6(a)(i) is filed on Form S-3 and thereafter the Issuer becomes ineligible to use such registration statement for secondary sales, the Issuer shall promptly notify the Holder of such ineligibility and shall file a shelf registration on Form S-1 or other appropriate form as promptly as practicable (but no later than 14 calendar days after becoming ineligible to use Form S-3) to replace the Resale Registration Statement and use its best efforts to have the such replacement Resale Registration Statement declared effective as promptly as practicable and shall cause such replacement Resale Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Registration Statement is available or, if not available, that another Resale Registration Statement is available, for the resale of all the Registrable Securities held by the Holder until all such Registrable Securities have been sold; provided, however, that at any time the Issuer once again becomes eligible to use Form S-3, the Issuer shall cause such replacement Resale Registration Statement to be amended, or shall file a new replacement Resale Registration Statement, such that the Resale Registration Statement is once again on Form S-3.

(b) Piggyback Registration Rights. If, at a time when an applicable Registration Statement is not then effective or available to the Holder for the offer and sale of the Registrable Securities, the Issuer proposes to register or qualify (including for this purpose a registration or a prospectus in connection with a secondary sale effected by the Issuer for equityholders other than the Holder) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash, the Issuer shall, at such time, promptly give the Holder notice of such registration, qualification or secondary sale. Upon the request of the Holder given within thirty (30) days after such notice is given by the Issuer, the Issuer shall cause to be registered all of the Warrant Securities that the Holder has requested to be included in such registration. The Issuer shall have the right to terminate or withdraw any registration initiated by the Issuer under this Section 6(b) before the effective date of such registration, whether or not the Holder has elected to include Warrant Securities in such registration. All expenses of such withdrawn registration shall be borne by the Issuer. The provisions of this paragraph shall not apply in connection with a Registration Statement on Form S-4, Form F-4 or Form S-8 or any similar or successor form and shall not apply to any Registration Statement, prospectus or prospectus supplement filed in connection with that certain Sales Agreement, dated November 17, 2023, by and between the Issuer and TD Securities USA LLC.

(c) Indemnification.

(i) To the extent permitted by law, the Issuer will indemnify and hold harmless the Holder, and the partners, members, officers, directors, and stockholders of the Holder, legal counsel and accountants for the Holder, any underwriter (as defined in the Securities Act) for the Holder, and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, damage, claim or liability arising out of or is based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, or prospectus, amendment or supplement thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; (B) any “Blue Sky” application or other document executed by the Issuer specifically for that purpose or based upon written information furnished by the Issuer filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (C) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (D) any violation by the Issuer or its agents of any rule or regulation promulgated under the Securities Act applicable to the Issuer or its agents and relating to action or inaction required of the Issuer in connection with such Registration Statement, the Issuer will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which any loss, damage, claim or liability may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(c)(i) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Issuer, which consent shall not be unreasonably withheld, nor shall the Issuer be liable for any loss, damage, claim or liability to the extent arising out of or based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(ii) To the extent permitted by law, the Holder will indemnify and hold harmless the Issuer, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Issuer within the meaning of the Securities Act, legal counsel and accountants for the Issuer, any underwriter (as defined in the Securities Act), any other Person selling securities in such registration statement, and any controlling Person of any such underwriter or other Person, against any loss, damage, claim or liability, in each case only to the extent that such loss, damage, claim or liability arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder will pay to the Issuer and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which loss, damage, claim or liability may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 6(c)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Holder by way of indemnity or contribution under this Section 6(c) exceed the proceeds from the offering received by the Holder (net of expenses), except in the case of fraud or willful misconduct by the Holder.

(d) Rule 144 Reporting. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Issuer to the public without registration or pursuant to a registration on a

Resale Registration Statement, the Issuer shall make and keep available adequate current public information, as those terms are understood and defined in Rule 144.

Section 7. Warrant Register. The Issuer shall keep and properly maintain (or cause to be kept and maintained, including through a Transfer Agent) a register (the “Warrant Register”) for the registration of this Warrant Certificate and any transfers thereof. The Issuer may deem and treat the Person in whose name this Warrant Certificate is registered on such register as the holder thereof for all purposes, and the Issuer shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant Certificate effected in accordance with the provisions of this Warrant Certificate.

Section 8. Transfer of Warrant Certificate and Warrant Securities.

(a) Subject to the final sentence of this Section 8(a) and to the extent the Unrestricted Conditions are satisfied, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, by the Holder without the prior consent of any other Person. Any transfer of this Warrant Certificate and the rights hereunder shall be made without charge to the Holder, upon surrender of this Warrant Certificate to the Issuer at its then registered office with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B. Upon such compliance, surrender and delivery, the Issuer shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of this Warrant Certificate, if any, not so assigned and this Warrant Certificate shall promptly be cancelled.

(b) In connection with any transfer of this Warrant Certificate, and in addition to any other applicable requirements of this Section 8, Holder will give the Issuer notice of the portion of this Warrant Certificate being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant Certificate to the Issuer for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Issuer to be bound by all of the terms and conditions of this Warrant Certificate.

Section 9. The Holder Not Deemed an Equity Holder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Securities to which the Holder is then entitled to receive upon the due exercise of this Warrant Certificate, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Shares of the Issuer or otherwise have any rights as a holder of Common Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of an equity holder of the Issuer or any right to vote, give or withhold consent to any action (whether any reorganization, issuance of securities, reclassification of securities, consolidation, amalgamation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities or interests (upon exercise of this Warrant Certificate or otherwise) or as an equity holder of the Issuer, whether such liabilities are asserted by the Issuer or by creditors of the Issuer.

This Section 9 shall survive the exercise of this Warrant Certificate for so long as the Holder holds any Warrant Securities.

Section 10. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant Certificate on Loss. Upon receipt of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Warrant Certificate and upon delivery of an indemnity reasonably satisfactory to the Issuer (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant Certificate for cancellation to the Issuer, the Issuer (at the Holder’s expense) shall execute and deliver to the Holder, in lieu hereof, a new Warrant Certificate of like tenor and exercisable for an equivalent number of Warrant Securities as this Warrant Certificate so lost, stolen, mutilated or destroyed; provided that, in the case of mutilation, no indemnity shall be required if this Warrant Certificate in identifiable form is surrendered to the Issuer for cancellation.

(b) Division and Combination of Warrant Certificate. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or other assignment which may be involved in such division or combination, this Warrant Certificate may be divided or, following any such division of this Warrant Certificate, subsequently combined with other Warrant Certificates, upon the surrender of this Warrant Certificate or Warrant Certificates to the Issuer at its then registered office, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant Certificate as to any transfer or assignment which may be involved in such division or combination, the Issuer shall at its expense execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice. Such new Warrant Certificate or Warrant Certificates shall be of like tenor to the surrendered Warrant Certificate or Warrant Certificates and shall be exercisable in the aggregate for an equivalent number of Warrant Securities as this Warrant Certificate or Warrant Certificates so surrendered in accordance with such notice.

Section 11. No Impairment. The Issuer shall not, by amendment of any of its organizational documents, through any securityholder, voting or similar agreement, or through any reorganization, restructuring, transfer of assets, consolidation, amalgamation, merger, dissolution, issue or sale of securities or interests, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant Certificate.

Section 12. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act, etc.

(i) Legend. The Holder, by acceptance of this Warrant Certificate, agrees to comply in all respects with the provisions of this Section 12 and the restrictive legend requirements set forth on the face of this Warrant Certificate and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant Certificate or any Warrant Securities to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. Subject to clause (ii) below, this Warrant Certificate and all Warrant Securities issued upon exercise of this Warrant Certificate (unless registered under the Securities Act) may be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE ISSUER REQUESTS, AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(ii) Removal of Restrictive Legends. Neither this Warrant Certificate nor any book-entry position or certificate, as applicable, evidencing Warrant Securities or any other equity securities issuable or deliverable under or in connection with this Warrant Certificate shall contain any legend restricting the transfer thereof (including the legend set forth above in clause (i)) in any of the following circumstances: (A) while a registration statement covering the sale or resale of Warrant Securities is effective under the Securities Act, (B) following any sale of this Warrant Certificate, any Warrant Securities issued or delivered to the Holder under or in connection here with pursuant to Rule 144, (C) if this Warrant Certificate or Warrant Securities are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Issuer shall cause its counsel to issue a legal opinion to the Transfer Agent if required by such Transfer Agent to effect the issuance of Warrant Securities or any other equity securities issuable or deliverable under or in connection with this Warrant Certificate, as applicable, without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of this Warrant Certificate, the Warrant Securities or such other equity securities, then this Warrant Certificate, Warrant Securities or other equity securities, as the case may be, shall be issued free of all legends.

(iii) Replacement Warrant Certificate. The Issuer agrees that at such time as the Unrestricted Conditions have been satisfied it shall promptly (but in any event within five (5)

Business Days) following written request from the Holder issue a replacement Warrant Certificate or replacement Warrant Securities, as the case may be, free of all restrictive legends.

(iv) Sale of Unlegended Securities. The Holder agrees that the removal of the restrictive legend from this Warrant Certificate and any book-entry position or certificates, as applicable, representing securities as set forth in Section 12(a)(ii) above is predicated upon the Issuer’s reliance that the Holder will sell this Warrant Certificate or any such securities pursuant to either an effective registration statement or otherwise pursuant to the requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(b) Representations of the Holder. In connection with the issuance of this Warrant Certificate, the Holder specifically represents, as of the date hereof and as of each Issue Date, to the Issuer as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant Certificate and the Warrant Securities to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant Certificate or the Warrant Securities, except pursuant to sales registered or exempted under the Securities Act and otherwise permitted pursuant to this Warrant Certificate.

(ii) The Holder understands and acknowledges that this Warrant Certificate and the Warrant Securities to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant Certificate and the Warrant Securities. The Holder has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of this Warrant Certificate and the business, properties, prospects and financial condition of the Issuer.

Section 13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent on a Business Day during or before normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or on a day that is not a Business Day; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Issuer:	Exagen Inc.
1261 Liberty Way
Vista, California 92081
Attention: Exagen Legal Department
Email:

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, CA 92130
Attention:
Email:

If to the Holder:	Perceptive Credit Holdings IV, LP
c/o Perceptive Advisors LLC
51 Astor Place, 10th Floor
New York, NY 10003
Attention:
E-mail:

with a copy to:	Chapman and Cutler LLP
1270 Avenue of the Americas
New York, NY 10020
Attention:

Section 14. Cumulative Remedies. The rights and remedies provided in this Warrant Certificate are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Section 15. Equitable Relief. Each of the Issuer and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant Certificate may give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

Section 16. Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties to this Warrant Certificate with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 17. Successor and Assigns. This Warrant Certificate and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Issuer and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a “Holder” for all purposes hereunder.

Section 18. No Third-Party Beneficiaries. This Warrant Certificate is for the sole benefit of the Issuer and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant Certificate.

Section 19. Headings. The headings in this Warrant Certificate are for reference only and shall not affect the interpretation of this Warrant Certificate.

Section 20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant Certificate may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Issuer or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant Certificate shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 21. Severability. If any term or provision of this Warrant Certificate is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant Certificate or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 22. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 23. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant Certificate or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 24. Waiver of Jury Trial. EACH OF THE ISSUER AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT CERTIFICATE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT CERTIFICATE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 25. Counterparts. This Warrant Certificate may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant Certificate delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Certificate.

Section 26. No Strict Construction. This Warrant Certificate shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer has duly executed this Warrant Certificate on the Initial Issue Date.

EXAGEN INC., a Delaware corporation

By:	/s/ Jeffrey Black
Name: Jeffrey Black
Title: Chief Financial Officer

Accepted and agreed,

PERCEPTIVE CREDIT HOLDINGS IV, LP

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

Exhibit A

to Warrant Certificate

FORM OF EXERCISE CERTIFICATE

(To be signed only upon exercise of Warrant Certificate)

To: ________________

The undersigned, as holder of a right to purchase Common Shares, par value $0.001 per share, of EXAGEN INC., a Delaware corporation (the “Issuer”), pursuant to that certain Warrant Certificate of the Issuer, dated as of April 25, 2025 and bearing Warrant Certificate No. 1 (the “Warrant Certificate”), hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, [________ (_____)] Common Shares of the Issuer comprising and herewith makes payment of [___________ Dollars ($________)] therefor by the following method:

(Check all that apply):

______ (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] Common Shares using the method described in Section 3(b)(i).

______ (check if applicable) The undersigned hereby elects to make payment of the Aggregate Exercise Price of [__________ Dollars ($_______)] for [(______)] Common Shares using the method described in Section 3(b)(ii).

As applicable, information for DWAC delivery:

Broker Name:

DTC Participant Number:

Account Number:

Reference:

Unless otherwise defined herein, capitalized terms have the meanings provided in the Warrant Certificate.

DATED:

PERCEPTIVE CREDIT HOLDINGS IV, LP

By:
Name:
Title:

Exhibit B

to Warrant Certificate

FORM OF ASSIGNMENT

THE UNDERSIGNED, Perceptive Credit Holdings IV, LP, is the holder (in such capacity, the “Holder”) of a warrant certificate issued by EXAGEN INC., a Delaware corporation (the “Issuer”), bearing Warrant Certificate No. 1 (the “Warrant Certificate”), entitling the Holder to purchase Common Shares. Unless otherwise defined, capitalized terms used herein have the meanings ascribed thereto in the Warrant Certificate.

FOR VALUE RECEIVED, the Holder hereby sells, assigns and transfers to [NAME OF ASSIGNEE] (the “Assignee”) the right to acquire [all Warrant Securities entitled to be purchased upon exercise of the Warrant Certificate] [[______] Warrant Securities entitled to be purchased upon exercise of the Warrant Certificate]. In furtherance of the foregoing assignment, the Holder hereby irrevocably instructs the Issuer to (i) memorialize such assignment on the Warrant Register as required pursuant to Section 7 of the Warrant Certificate, and (ii) pursuant to Section 8 of the Warrant Certificate, execute and deliver to the Assignee [and the Holder] [a new Warrant Certificate / new Warrant Certificates] reflecting the foregoing assignment ([each] a “Substitute Warrant Certificate”).

The Assignee acknowledges and agrees that its Substitute Warrant Certificate and the Warrant Securities to be issued upon exercise thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of its Substitute Warrant Certificate or any Warrant Securities to be issued upon exercise or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws or foreign securities laws. The Assignee represents and warrants for the benefit of the Issuer that the Assignee is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

To the extent required pursuant to Section 12 of the Warrant Certificate, the Assignee acknowledges and agrees that a restrictive legend shall be applied to the Assignee’s Substitute Warrant Certificate and the Warrant Securities issuable upon exercise of such certificate substantially consistent with the legend set forth in Section 12(a)(i).

[SIGNATURE PAGE FOLLOWS]

PERCEPTIVE CREDIT HOLDINGS IV, LP

By:
Name:
Title:

Accepted and agreed,

[NAME OF ASSIGNEE]

By:
Name:
Title: